UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2024

Hilton Grand Vacations Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2024, the Board of Directors (the “Board”) of Hilton Grand Vacations Inc. (the “Company”) approved the promotion and appointment of Daniel J. Mathewes, the Company’s current Senior Executive Vice President and Chief Financial Officer, as the Company’s President and Chief Financial Officer effective as of April 1, 2024. Mark D. Wang, the Company’s current President and Chief Executive Officer, will remain as Chief Executive Officer. The Company issued a press release on March 28, 2024 in connection with the foregoing, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the foregoing, the Compensation Committee of the Board (the “Compensation Committee”) approved an increase to Mr. Mathewes’ base salary from $650,000 to $725,000 effective April 1, 2024. In addition, commiserate with the promotion, the Compensation Committee approved an increase in Mr. Mathewes’ 2024 short-term annual cash-based bonus and long-term equity-based award opportunities within the permissible ranges for target values previously approved by the Compensation Committee as part of the Hilton Grand Vacations Inc. Incentive Program, as disclosed and filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, the Compensation Committee granted to Mr. Mathewes an additional long-term incentive grant with a grant date fair value of $550,000, effective as of April 1, 2024, to account for the difference between his new and previous long-term incentive grant target. Such additional long-erm incentive award is comprised of stock options (25%), restricted stock units (50%) and performance stock units (25%), consistent with Mr. Mathewes’ prior grant, with the number of shares underlying each award determined based on the fair market value of the Company’s common stock on the grant date. The stock options and restricted stock units will vest in approximately equal annual installments over three years, and the performance stock units will be eligible to vest based on achievement of pre-established performance goals over a three-year performance period commencing January 1, 2024 and concluding December 31, 2026. Such grants will be made under, and pursuant to the terms and conditions of, the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan and the award agreements approved by the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 28, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

	By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: March 28, 2024